Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated April 2, 2018, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-227227) and related Prospectus of Cerecor Inc. for the registration of 1,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Baltimore, Maryland

October 2, 2018